Exhibit 99.1

Zedge Announces Fourth Quarter and Full Year Fiscal 2016 Results

New York, NY & Trondheim, Norway – September 29, 2016: Zedge, Inc. (NYSE MKT: ZDGE) today announced results for the fourth quarter and full fiscal year 2016, the three and twelve months, respectively, ended July 31, 2016.

Fourth Quarter and Full FY 2016 Operational and Financial Highlights

(Results are for the 4th quarter and full FY 2016 compared to the 4th quarter and full FY 2015 respectively, unless otherwise noted)

■	Total installs at July 31, 2016 increased 35.6% to 216.4 million from 159.6 million at July 31, 2015
■	Total active installs – devices with the Zedge app currently installed as estimated by the company – at July 31, 2016 increased 25.8% to 92.3 million from 73.4 million at July 31, 2015
■	MAU (Monthly Active Users) for the last 30 days of the quarter increased 10.3% to 31.1 million from 28.2 million in the comparable period of 2015
■	Average revenue per MAU declined by 9.3% in 4Q16 to $0.0244 from $0.0269 in the 4th quarter of FY 2015
■	Revenue of $2.5 million in the 4th quarter FY 2016 - a 1.0% increase over revenue of $2.4 million in the 4th quarter FY 2015
■	Full year revenue increased 22.8% to $11.1 million compared to $9.1 million
■	Loss from operations during the 4th quarter of FY 2016 was $771 thousand compared to income from operations of $621 thousand, resulting from increased spending on software and technology development, spin-off costs, public company costs, a $124 thousand non-cash compensation charge from a modification of certain outstanding stock options, and a $281 thousand write-off of capitalized software and technology development costs
■	Full year income from operations was $1.2 million compared to $1.6 million
■	Net loss per diluted share of $0.08 in the 4th quarter of FY 2016 compared to diluted net income per share of $0.08
■	Full year diluted earnings per share of $0.11 compared to $0.18
■	Following close of the quarter and year, Zedge secured a $2.5 million credit facility

Management Remarks

“We continue focusing our resources on developing and deploying new products and feature enhancements primarily geared toward accelerating user growth and increasing customer engagement,” said Tom Arnoy, CEO.

“We are making solid progress on these fronts. With the recent release of lock screen wallpapers and home screen widgets on Android we now offer a comprehensive suite of home screen personalization capabilities for Android phones. For iOS, we are developing a direct relationship with Apple that we expect will benefit us as we develop for the Apple eco-system. To this end, and subject to Apple’s approval, we are planning to release a new iOS ringtone app in the fourth quarter of the current calendar year.

“Separately, we recently rolled out Zedge Snakk in the Apple iMessage App Store. Snakk is a new app for sharing content including stickers and pictures across instant messaging platforms and social media. In addition, we have enhanced Zedge Stories on iOS by enabling short-form video and related personalization content within the story. We have new and exciting rollouts slated this fall for both Android and iOS,” Arnoy added.

Jonathan Reich, CFO and COO of Zedge, said, “During fiscal 2016, we continued adding to our product, design, engineering and data teams in order to grow our product portfolio. The investment in key personnel will continue in fiscal 2017 with the goal of creating the offerings that will drive user growth to be followed by revenue expansion all supported by our strong balance sheet.”

Financial Results by Quarter (in thousands of USD)

	Q4 FY2016	Q3 FY2016	Q4 FY2015	Change 4Q15 to 4Q16	FY 2016	FY 2015	Change FY2015 to FY 2016
Revenues	$2,452	$2,573	$2,428	+1.0%	$11,113	$9,052	+22.8%
Direct cost of revenue	$367	$327	$259	+41.7%	$1,299	$1,082	+20.1%
Total SG&A	$2,439	$1,850	$1,426	+71.0%	$7,755	$5,723	+35.5
Depreciation & amortization	$135	$153	$123	+9.8%	$605	$624	(3.0%)
Write-off of software and technology development operating expense	$281	-	-	$281	$281	-	+$281
(Loss) income from operations	$(771)	$243	$621	$(1,392)	$1,173	$1,623	(27.7%)
Net (loss) gains from FX and other	$(17)	$128	$87	$(104)	$(47)	$176	$(223)
(Benefit from) provision for income taxes	$(9)	$45	$(19)	+$10	$143	$212	(32.5%)
Net (loss) income	$(780)	$326	$727	$(1,507)	$983	$1,587	(38.1%)
Diluted (loss) earnings per share	$(0.08)	$0.04	$0.08	$0.16)	$0.11	$0.18	$(0.07)
Total current assets less total current liabilities	$6,126	$3,895	$2,150	+$3,976	$6,126	$2,150	+$3,976

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Earnings Announcement and Supplemental Information

Zedge will host a conference call at 5:30 PM ET today, September 29th, beginning with management’s discussion of results, outlook and strategy followed by Q&A with investors.

To participate in the call, please dial toll-free 1-888-317-6003 (from the U.S.) or 1-412-317-6061 (outside the U.S.) at least five minutes before the 5:30 PM Eastern start, ask for the Zedge earnings conference call, and enter the conference ID: 3654013.

The conference call will also be webcast, and can be accessed both live and for three months following the call through this URL: http://services.choruscall.com/links/zdge160929zB3bCJ0C.

Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

About Zedge

Zedge is a content platform, and global leader in smartphone personalization, with more than 215 million app installs and 32 million monthly active users. People use Zedge to make their smartphones more personal; to express their emotions, tastes and interests using wallpapers, icons, widgets, ringtones and more. The Zedge platform enables brands, artists and creators to share their smartphone personalization content with their fans in order to extend their reach, reinforce their message and gain valuable insight into how customers interact with their content.

Contact:

Jonathan Reich

ir@zedge.net

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ZEDGE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

July 31,	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,978	$2,170
Trade accounts receivable, net of allowance for doubtful accounts of $0 at July 31, 2016 and 2015	1,668	1,622
Prepaid expenses	210	103
Other current assets	107	63
TOTAL CURRENT ASSETS	7,963	3,958
Property and equipment, net	1,843	1,724
Goodwill	2,361	2,438
Other assets	266	232
TOTAL ASSETS	$12,433	$8,352
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$36	$116
Accrued expenses	1,487	1,319
Deferred revenue	15	4
Due to IDT Corporation	299	369
TOTAL CURRENT LIABILITIES	1,837	1,808
TOTAL LIABILITIES	1,837	1,808
MEZZANINE EQUITY:
Series B convertible preferred stock	-	100
TOTAL MEZZANINE EQUITY	-	100
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; authorized shares—2,400; no shares issued	-	-
Class A common stock; $0.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2016 and 2015	5	5
Class B common stock; $0.01 par value; authorized shares—40,000; 8,819 and 7,637 shares issued and outstanding at July 31, 2016 and 2015, respectively	88	76
Additional paid-in capital	21,045	17,726
Accumulated other comprehensive loss	(817)	(655)
Accumulated deficit	(9,725)	(10,708)
TOTAL STOCKHOLDERS’ EQUITY	10,596	6,444
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$12,433	$8,352

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ZEDGE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share data)

Year ended July 31,	2016	2015
REVENUES	$11,113	$9,052
COSTS AND EXPENSES:
Direct cost of revenue (exclusive of amortization of capitalized software and technology development costs included below)	1,299	1,082
Selling, general and administrative	7,755	5,723
Depreciation and amortization	605	624
Write-off of capitalized software and technology development costs	281	-
INCOME FROM OPERATIONS	1,173	1,623
Interest income	2	5
Net (loss) gain resulting from foreign exchange transactions	(49)	171
INCOME BEFORE INCOME TAXES	1,126	1,799
Provision for income taxes	143	212
NET INCOME	983	1,587
Other comprehensive loss:
Changes in foreign currency translation adjustment	(162)	(733)
TOTAL OTHER COMPREHENSIVE LOSS	(162)	(733)
TOTAL COMPREHENSIVE INCOME	$821	$854

Earnings per share attributable to Zedge, Inc. common stockholders:
Basic	$0.12	$0.19
Diluted	$0.11	$0.18
Weighted-average number of shares used in calculation of earnings per share:
Basic	8,346	8,150
Diluted	9,279	8,923

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ZEDGE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

Year ended July 31,	2016	2015
OPERATING ACTIVITIES
Net income	$983	$1,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	605	624
Deferred income taxes	(26)	(16)
Write-off of capitalized software and technology development costs	281	-
Stock-based compensation	166	79
Change in assets and liabilities:
Trade accounts receivable	(46)	(334)
Prepaid expenses and other current assets	(94)	(97)
Other assets	(7)	(8)
Trade accounts payable and accrued expenses	39	459
Due to IDT Corporation	(70)	(121)
Deferred revenue	11	(2)
Net cash provided by operating activities	1,842	2,171
INVESTING ACTIVITIES
Capitalized software and technology development costs and purchase of equipment	(1,006)	(886)
Net cash used in investing activities	(1,006)	(886)
FINANCING ACTIVITIES
Proceeds from exercise of stock options	9	9
Sale of equity prior to the Spin-Off	3,000	-
Net cash provided by financing activities	3,009	9
Effect of exchange rates on cash and cash equivalents	(37)	111
Net increase in cash and cash equivalents	3,808	1,405
Cash and cash equivalents at beginning of year	2,170	765
Cash and cash equivalents at end of year	$5,978	$2,170

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments made for taxes	$112	$208

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